Exhibit 10.2

STOCK PURCHASE AGREEMENT

By and Between

SOLID BIOSCIENCES INC.

AND

ULTRAGENYX PHARMACEUTICAL INC.

Dated as of October 22, 2020

Page

1.	Definitions1
1.1	Defined Terms1
1.2	Additional Defined Terms3
2.	Purchase and Sale of Common Stock4
3.	Closing Date; Deliveries4
3.1	Closing Date4
3.2	Deliveries4
4.	Representations and Warranties of the Company5
4.1	Organization, Good Standing and Qualification5
4.2	Capitalization and Voting Rights5
4.3	Subsidiaries6
4.4	Authorization6
4.5	No Defaults6
4.6	No Conflicts7
4.7	No Governmental Authority or Third Party Consents7
4.8	Valid Issuance of Shares7
4.9	Litigation7
4.10	Licenses and Other Rights; Compliance with Laws8
4.11	Company SEC Documents; Financial Statements; Nasdaq Stock Market8
4.12	Absence of Certain Changes9
4.13	Internal Controls; Disclosure Controls and Procedures9
4.14	Intellectual Property10
4.15	Tax Returns, Payments and Elections11
4.16	Offering11
4.17	No Integration11
4.18	Brokers’ or Finders’ Fees11
4.19	Not Investment Company11
4.20	Insurance11
4.21	No General Solicitation11
4.22	Foreign Corrupt Practices12
4.23	U.S. Real Property Holding Corporation12

-i-

(continued)

Page

4.24	Title to Assets.12
4.25	Office of Foreign Assets Control12
4.26	Money Laundering..12
5.	Representations and Warranties of the Investor12
5.1	Organization; Good Standing12
5.2	Authorization13
5.3	No Conflicts13
5.4	No Governmental Authority or Third Party Consents13
5.5	Purchase Entirely for Own Account13
5.6	Disclosure of Information13
5.7	Investment Experience and Accredited Investor Status14
5.8	Acquiring Person14
5.9	Restricted Securities14
5.10	Legends14
5.11	Financial Assurances14
5.12	Brokers14
6.	Additional Covenants and Agreements15
6.1	Integration15
6.2	Blue Sky Filings15
6.3	Legend Removal15
6.4	Assistance and Cooperation15
7.	Miscellaneous15
7.1	Governing Law; Submission to Jurisdiction15
7.2	Waiver16
7.3	Notices16
7.4	Entire Agreement16
7.5	Amendments16
7.6	Headings; Nouns and Pronouns; Section References16
7.7	Severability17
7.8	Assignment17
7.9	Successors and Assigns17

-ii-

(continued)

Page

7.10	Counterparts17
7.11	Third Party Beneficiaries17
7.12	No Strict Construction17
7.13	Survival of Warranties17
7.14	Remedies18
7.15	Expenses18

Exhibit A – Form of Cross Receipt
Exhibit B – Form of Investor Agreement

Exhibit C – Notices

-iii-

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 22, 2020 (the “Effective Date”), is entered into by and between Solid Biosciences Inc., a Delaware corporation (the “Company”), and Ultragenyx Pharmaceutical Inc., a Delaware corporation (the “Investor”).  The Investor and the Company are referred to herein collectively as the “Parties”.

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); and

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Investor are entering into the Collaboration and License Agreement (as defined below).

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

Definitions

.

Defined Terms

. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to “control” another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors; and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.  For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.

“Collaboration and License Agreement” shall mean the Collaboration and License Agreement between the Company and the Investor, dated as of the Effective Date.

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.

“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.

“Investor Agreement” shall mean that certain Investor Agreement between the Investor and the Company, dated as of the Effective Date, in the form of Exhibit B attached hereto.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Liens” shall mean all liens, charges, pledges, security interests, encumbrances, rights of first refusal, preemptive rights, restrictions on transfer, claims of Third Parties or other restrictions.

“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has had (i) a material adverse effect on the business, financial condition, assets or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement, except in the case of (i) or (ii) to the extent that any such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory or political conditions or changes in generally accepted accounting principles in the United States or interpretations thereof, (C) changes in general business or economic conditions affecting the Company’s industry, (D) the announcement of the Transaction Agreements, the Collaboration and License Agreement or the Transaction, (E) any change in the trading prices or trading volume of the Common Stock or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (it being understood that the facts giving rise to or contributing to any such change or failure may be deemed to constitute, or be taken into account when determining whether there has been or will be, a Material Adverse Effect), (F) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (G) earthquakes, hurricanes, floods or other natural disasters, (H) pandemics or other health crises, including but not limited to the COVID-19 pandemic, (I) any action taken by the Company with the Investor’s express written consent; (J) any breach by the Investor or any of its Affiliates under the Collaboration and License Agreement; or (K) shareholder litigation arising out of or in connection with the execution, delivery or performance of the Transaction Agreements; provided, that, with respect to clauses (A), (B), (C), (F), (G) and (H) such Effect does not have a materially disproportionate and adverse effect on the Company relative to other companies in the biotechnology or biopharmaceutical industries.

“Organizational Documents” shall mean (i) the Certificate of Incorporation of the Company, dated as of January 25, 2018, as may be amended and/or restated from time to time, and (ii) the By-laws of the Company, dated as of January 25, 2018, as may be amended and/or restated from time to time.

“Per Share Purchase Price” shall mean $5.1113, which is an amount equal to a 33% premium to the volume weighted average price of the Common Stock for the ten (10) trading days prior to the Effective Date, to be calculated and agreed to by each party.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transaction” shall mean the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

“Transaction Agreements” shall mean this Agreement and the Investor Agreement.

Additional Defined Terms

. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section
Aggregate Purchase Price	Section 2
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Preamble
Company	Preamble
Company Rights	Section 4.14(b)
Company SEC Documents	Section 4.11(a)
Company Studies and Trials	Section 4.14(c)
Exchange Act	Section 4.11(a)
Investor	Preamble
Modified Clause	Section 7.7

Defined Term	Section
Money Laundering Laws	Section 4.26
Parties	Preamble
Permits	Section 4.10
Proprietary Rights	Section 4.14(b)
Rule 144	Section 5.9
SEC	Section 4.2(f)
Securities Act	Section 4.11(a)
Shares	Section 2

Purchase and Sale of Common Stock

. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all Liens (other than any Liens arising as a result of any action by the Investor), and the Investor shall purchase from the Company, the number of shares of Common Stock equal to the lesser of (a) the quotient of $40,000,000 divided by the Per Share Purchase Price (rounded down to the nearest whole share) and (b) the number of shares of Common Stock that, if issued to the Investor at the Closing, would result in the Investor holding 19.9% of the Company’s outstanding Common Stock (the lesser of (a) and (b), the “Shares”), in exchange for the sum of the product of the number of Shares and the Per Share Purchase Price (the “Aggregate Purchase Price”).

Closing Date; Deliveries

.

Closing Date

. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures on the Effective Date or at such other time, date and place as the Parties mutually agree. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

Deliveries

.

(a)Deliveries by the Company. On the Effective Date, the Company shall deliver to the Investor a counterpart signature page to the Collaboration and License Agreement, duly executed by the Company.  At the Closing, the Company shall instruct its transfer agent to register the Shares in book-entry in the name of the Investor.  The Company shall also deliver to the Investor at the Closing: (i) a duly executed Cross Receipt; (ii) a duly executed Investor Agreement; and (iii) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto are true and complete copies of the Organizational Documents in effect on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; and (C) as to the incumbency and specimen signature of any officer of the Company executing a Transaction Agreement on behalf of the Company.

(b)Deliveries by the Investor. On the Effective Date, the Investor shall deliver, or cause to be delivered, to the Company a counterpart signature page to the

Collaboration and License Agreement, duly executed by the Investor.  At the Closing, the Investor shall deliver, or cause to be delivered, the Aggregate Purchase Price to the Company by wire transfer in immediately available funds to an account designated by the Company.  The Investor shall also deliver, or cause to be delivered, to the Company at the Closing: (i) a duly executed Cross Receipt; (ii) a duly executed Investor Agreement; and (iii) a certificate of the secretary of the Investor dated as of the Closing Date certifying as to the incumbency and specimen signature of any officer executing a Transaction Agreement on behalf of the Investor.

Representations and Warranties of the Company

. The Company hereby represents and warrants the following to the Investor as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

Organization, Good Standing and Qualification

.

(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, to enter into the Transaction Agreements, to issue and sell the Shares and to carry out the other transactions contemplated by the Transaction Agreements.

(b)The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect.

Capitalization and Voting Rights

.

(a)The authorized capital of the Company as of the Effective Date consists of: (i) 300,000,000 shares of Common Stock of which, as of October 20, 2020, 46,315,889 shares were issued and outstanding, and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) were issued in compliance with all applicable federal and state securities Laws.

(b)All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c)Except as described or referred to in Section 4.2(a) above, as provided in the Investor Agreement, as set forth in the Company SEC Documents or as disclosed to the Investor on Schedule 4.2(c) hereto, as of the Effective Date, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii)

except as set forth in the Investor Agreement, any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.

(d)Except as provided in the Investor Agreement or as set forth in the Company SEC Documents, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

(e)Except as provided in the Investor Agreement or as set forth in the Company SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(f)The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Securities and Exchange Commission (the “SEC”) is contemplating terminating such registration.

Subsidiaries

. The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Annual Report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Authorization

.

(a)All requisite corporate action on the part of the Company and its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b)Each of the Transaction Agreements have been duly executed and delivered by the Company, and upon the due execution and delivery thereof by the Investor will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

(c)No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the SEC or any other Governmental Authority and remains in effect.

No Defaults

. The Company is not in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction,

order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect.  There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect.

No Conflicts

. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions hereof and thereof by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, (c) result in any encumbrance upon any of the Shares, other than restrictions pursuant to the Investor Agreement or securities Laws, or on any of the properties or assets of the Company or any subsidiary or (d) violate or conflict with any of the provisions of the Organizational Documents, except, in the case of subsections (a), (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect.

No Governmental Authority or Third Party Consents

. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements, or with the authorization, issue and sale by the Company of the Shares, except (a) such filings as may be required to be made with the SEC and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws and (b) if required, with respect to the Shares, the filing with The Nasdaq Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares.

Valid Issuance of Shares

. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any Liens or restrictions on transfer, other than as arising pursuant to the Investor Agreement, as a result of any action by the Investor or under federal or state securities Laws.

Litigation

. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect. None of the Company or any property, right or asset of the Company is a party to, or subject to the provisions of, any order writ, injunction, judgment, award, ruling or decree of, or settlement agreement with, any Governmental Authority which has had or is reasonably likely to have a Material Adverse Effect.

Licenses and Other Rights; Compliance with Laws

. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have or be reasonably likely to have a Material Adverse Effect.  The Company has not taken any action that would interfere with the Company’s ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have or be reasonably likely to have a Material Adverse Effect.  The Company is and has been in compliance with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not have or be reasonably likely to have a Material Adverse Effect.

Company SEC Documents; Financial Statements; Nasdaq Stock Market

.

(a)Since January 25, 2018, the Company has timely filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any amendments to any of the foregoing, in each case required to be filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the “Company SEC Documents”).  As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)As of the date of this Agreement, other than as has been disclosed to the Investor, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. As of the date of this Agreement, none of the Company’s subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(c)The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.  Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

(d)As of the date of this Agreement, the Common Stock is listed on The Nasdaq Global Select Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Select Market.  As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or The Nasdaq Stock Market LLC is contemplating terminating such listing or registration nor, to the Company’s knowledge, is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

Absence of Certain Changes

. Except as disclosed in the Company SEC Documents filed prior to the date hereof, since December 31, 2019:

(a)there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect;

(b)the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights;

(c)the Company has not incurred any material liabilities or obligations (contingent or otherwise) other than such liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles or disclosed in the Company SEC Documents or such liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet of the Company and its subsidiaries included in the Company SEC Documents publicly available prior to the date hereof;

(d) the Company has not altered in any material respect its method of accounting or the manner in which it keeps its accounting books and records; and

(e)the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

Internal Controls; Disclosure Controls and Procedures

.  The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act.  The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the Principal Executive Officer and Principal Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects.  Each of the Principal Executive Officer and the Principal Financial Officer of the Company (or each former Principal Executive Officer of the Company and each former Principal Financial Officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.

Intellectual Property

.

(a)The Intellectual Property that is owned by the Company is owned free from any Liens or restrictions, and all of the Company’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, are free of any Liens or restrictions, and neither the Company nor to the Company’s knowledge any other party thereto, is in material breach of any such material Intellectual Property License, and no event has occurred that with notice or lapse of time or both would constitute such a material breach or default thereunder or would result in the termination thereof or would cause or permit the acceleration or other change of any right or obligation of the loss of any benefit thereunder by the Company, except (i) for such failures to be in full force and effect, such Liens or restrictions, and such material breaches, that would not reasonably be expected to have a Material Adverse Effect, or (ii) as set forth in any such Intellectual Property License.  Except as set forth in the Company SEC Documents, there is no legal claim or demand of any Person pertaining to, or any proceeding which is pending (of which the Company has received notice or otherwise has knowledge) or, to the knowledge of the Company, threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where any such claim, demand or proceeding would not have or reasonably be expected to have a Material Adverse Effect.

(b)Except as set forth in the Company SEC Documents: (i) the Company or one of its subsidiaries owns, free and clear of any Lien, or has a valid license to, or has an enforceable right to use, as it is used or held for use, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of the Company's business as currently conducted, the absence of which would not have or reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to the Company collectively, the “Company Rights”); and (ii) the Company and its subsidiaries have taken reasonable measures to protect the Company Rights, consistent with prudent commercial practices in the biotechnology industry, except where failure to take such measures would not have or reasonably be expected to have a Material Adverse Effect.

(c)The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company (the “Company Studies and Trials”) were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards. The descriptions of the results of the Company Studies and Trials contained in the Company SEC Documents are accurate in all material respects.  Except as set forth in the Company SEC Documents, the Company has not received any notices or correspondence from the United States Food and Drug Administration or any Governmental Authority exercising comparable authority requiring the termination, suspension or material modification of any Company Studies and

Trials, except for any such termination, suspension or material modification that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same.

Tax Returns, Payments and Elections

.  The Company has filed all tax returns and reports as required, and within the time prescribed, by law and has paid or made provision for the payment of all accrued and unpaid taxes to which the Company is subject and which are not currently due and payable, except where any failure would not have a Material Adverse Effect. No U.S. federal, state, local or non-U.S. tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to the Company.  The Company has not received from any U.S. federal state, local or non-U.S. taxing authorities any (i) notice indicating an intent to open and audit or other review, (ii) request for information related to tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against the Company or any of its subsidiaries.

Offering

. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9 and 5.10, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.  Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

No Integration

. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

Brokers’ or Finders’ Fees

. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.

Not Investment Company

.  The Company is not, and immediately after receipt of the Aggregate Purchase Price will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

Insurance

.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged and for an enterprise at a substantially similar stage of lifecycle as the Company, including, but not limited to, directors and officers insurance coverage.  To the Company’s knowledge, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

No General Solicitation

.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the

Securities Act) in a manner or under any circumstances that would require the registration of the Shares under the Securities Act (including, without limitation, by virtue of the integration of the offering of the Shares with any prior offering of Company shares).

Foreign Corrupt Practices

.  Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.

U.S. Real Property Holding Corporation

.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

4.24Title to Assets.  Except as set forth in the Company SEC Documents, the Company has good and marketable title to all real property and personal property owned by the Company that is material to the business of the Company taken as a whole, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company that are material to the business of the Company are held by the Company under valid, subsisting and enforceable leases with which the Company is in compliance.

4.25Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.26Money Laundering.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes and applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Representations and Warranties of the Investor

. The Investor hereby represents and warrants to the Company that:

Organization; Good Standing

. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The

Investor has all requisite power and authority to enter into the Transaction Agreements, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements.

Authorization

. All requisite action on the part of the Investor and its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Investor of the Transaction Agreements and the performance of all of its obligations thereunder, including the subscription for and purchase of the Shares, has been taken.  Each of the Transaction Agreements have been duly executed and delivered by the Investor and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

No Conflicts

. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions hereof and thereof by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except, in the case of subsections (a) or (b), as would not materially impair the ability of the Investor to consummate the Transaction and perform its obligations under the Transaction Agreements.

No Governmental Authority or Third Party Consents

. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution and delivery of any of the Transaction Agreements or with the subscription for and purchase of the Shares.

Purchase Entirely for Own Account

. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares.  The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

Disclosure of Information

. The Investor has had the opportunity to review the Company SEC Documents and has received or has had full access to all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the

Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.

Investment Experience and Accredited Investor Status

. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).  The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

Acquiring Person

. As of the date of this Agreement and immediately prior to the Closing, neither the Investor nor any of its Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to the Investor’s rights under this Agreement), any securities of the Company, except for securities that may be owned by an employee benefit plan of Investor or any mutual fund or similar investment entity in which Investor and its Affiliates own less than 5% in the aggregate, and over which neither the Investor nor its Affiliates exercise direct management or investment control.

Restricted Securities

. The Investor understands that the Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect (“Rule 144”).

Legends

. The Investor understands that the Shares, whether certificated or in book entry form, shall be subject to the following legends:

(a)“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Solid Biosciences Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”

(b)“These securities are subject to transfer restrictions set forth in an Investor Agreement by and between Solid Biosciences Inc. and Ultragenyx Pharmaceutical Inc., a copy of which is on file with the Secretary of Solid Biosciences Inc.”

Financial Assurances

. The Investor has access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

Brokers

. There are no brokers, finders or financial advisory fees or commissions that will be payable by the Investor in respect of the transactions contemplated by this Agreement.

Additional Covenants and Agreements

.

Integration

. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the offer or sale of the Shares to be issued to the Investor hereunder for purposes of the rules and regulations of any of the markets or exchanges on which the Common Stock of the Company is listed or quoted for trading on the date in question, including but not limited to the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market.

Blue Sky Filings

.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

Legend Removal

.  After the expiration of the Lock-up Term (as defined in the Investor Agreement), the Company shall (i) cause the legends set forth in Section 5.10(a) and (b) to be removed from the Shares, no later than three (3) Business Days from receipt of a request from the Investor pursuant to this Section 6.3 and receipt from the Investor by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, if (a) the Shares have been or will be resold under an effective registration statement under the Securities Act, (b) the Shares have been or will be transferred in compliance with Rule 144 under the Securities Act, (c) the Shares are eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act without the requirement for the Company to be in compliance with the current public information required under Rule 144 under the Securities Act as to such Shares and without volume or manner-of-sale restrictions or (d) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act (assuming for this purpose that the Investor is not an affiliate of the Company) and (ii) cause its transfer agent to make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends. The Company shall be responsible for the fees of its transfer agent and all Depository Trust Company fees associated with any such issuance.

6.4Assistance and Cooperation. Following the Closing, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction.

Miscellaneous

.

Governing Law; Submission to Jurisdiction

. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.  Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware.  Each Party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The Parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such Parties and over the subject matter of any such claim.  The Parties hereby consent to and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by law shall be valid and sufficient thereof.

Waiver

. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision.  No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party.  No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

Notices

. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on Exhibit C attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid.  Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission).  Either Party may change its address by giving notice to the other Party in the manner provided above.

Entire Agreement

. This Agreement, together with the Investor Agreement and the Collaboration and License Agreement, contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

Amendments

. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.

Headings; Nouns and Pronouns; Section References

. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this

Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

Severability

. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the Parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either Party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

Assignment

. Except for an assignment by the Investor of this Agreement or any rights hereunder to a subsidiary that is wholly-owned, directly or indirectly, by the Investor (which assignment will not relieve the Investor of any obligations hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

Successors and Assigns

. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Counterparts

. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

Third Party Beneficiaries

. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Party.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party.

No Strict Construction

. This Agreement has been prepared jointly and will not be construed against either Party.

Survival of Warranties

. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing, except for the representation and warranty of the Investor in Section 5.11, which shall not survive the Closing.  The Parties hereby acknowledge and agree that the rights of the Parties hereunder are special, unique and of extraordinary character, and that if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation.  Accordingly, if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged Party at law or in equity, such damaged Party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged Party will be entitled to seek in any court of competent jurisdiction.

Remedies

. The rights, powers and remedies of the Parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such Parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a Party hereunder shall preclude any other or further assertion or exercise thereof.

Expenses

. Each Party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

SOLID BIOSCIENCES INC.

By:	/s/ Ilan Ganot
Name:	Ilan Ganot
Title:	Chief Executive Officer

ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Emil Kakkis
Name:	Emil Kakkis
Title:	Chief Executive Officer

Signature Page to Stock Purchase Agreement

EXHIBIT A

FORM OF CROSS RECEIPT

CROSS RECEIPT

Solid Biosciences Inc. hereby acknowledges receipt from Ultragenyx Pharmaceutical Inc. on October 22, 2020 of $39,999,996.21, representing the purchase price for 7,825,797 shares of Common Stock, par value $0.001 per share, of Solid Biosciences Inc., pursuant to that certain Stock Purchase Agreement, dated as of October 22, 2020, by and between Solid Biosciences Inc. and Ultragenyx Pharmaceutical Inc.

SOLID BIOSCIENCES INC.

By:
Name:
Title:

Ultragenyx Pharmaceutical Inc. hereby acknowledges receipt from Solid Biosciences Inc. on October 22, 2020 of 7,825,797 shares of Common Stock, par value $0.001 per share, of Solid Biosciences Inc., delivered pursuant to that certain Stock Purchase Agreement, dated as of October 22, 2020, by and between Solid Biosciences Inc. and Ultragenyx Pharmaceutical Inc.

ULTRAGENYX PHARMACEUTICAL INC.

By:
Name:	Emil Kakkis
Title:	Chief Executive Officer

A-1

EXHIBIT B

FORM OF INVESTOR AGREEMENT

B-1

EXHIBIT C

NOTICES

(a)If to the Company:

Solid Biosciences Inc.

141 Portland Street, Fifth Floor

Cambridge, MA 02139

Attention: Lynette Herscha

Email:

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Lia Der Marderosian

Email: lia.dermarderosian@wilmerhale.com

(b)If to the Investor:

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

Attention: Chief Business Officer; General Counsel

Email:

with a copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Ed Amer
Email: EAmer@goodwinlaw.com

C-1